                                 SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement                Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  P-COM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  P-COM, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                                 [P-COM LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1997

TO THE STOCKHOLDERS OF P-COM, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of P-COM, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 19, 1997, at 2:00 p.m. Pacific Daylight Saving Time at Villa Felice Lodge, 15350 Winchester Boulevard, Los Gatos, California 95030, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two directors to serve for a three-year term ending in the year 2000 or until their successors are duly elected and qualified;

  2. To approve an amendment to the Company's certificate of incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 65,000,000 shares to a total of 95,000,000 shares of Common Stock;

  3. To approve a series of amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), including an increase in the number of shares of Common Stock authorized for issuance over the term of the 1995 Plan by an additional 1,500,000 shares and the implementation of an automatic annual share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan will automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six-tenths percent (1.6%) of the total number of shares outstanding on the last trading day of the immediately preceding calendar year;

  4. To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 150,000 shares;

  5. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

  6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on April 1, 1997, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ George P. Roberts
                                          George P. Roberts

                                          Chief Executive Officer and
                                          Chairman of the Board of Directors
Campbell, California
April 23, 1997

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  P-COM, INC.

                         3175 S. WINCHESTER BOULEVARD
                          CAMPBELL, CALIFORNIA 95008

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 19, 1997

GENERAL

  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of P-COM, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 19, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m. at Villa Felice Lodge, 15350 Winchester Boulevard, Los Gatos, California 95030. These proxy solicitation materials were mailed on or about April 23, 1997, to all stockholders entitled to vote at the Annual Meeting.

VOTING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 1, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 19,885,650 shares of the Company's common stock, par value $0.0001 ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.0001, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 1, 1997. Stockholders may not cumulate votes in the election of directors.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3, 4 and 5 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 3175 S. Winchester Boulevard, Campbell, California 95008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. In addition, the Company may engage a proxy solicitation service to aid in the solicitation of proxies, for which the Company would pay customary fees not to exceed $5,000, plus expenses. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received no later than December 23, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE--ELECTION OF DIRECTOR

GENERAL

  The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2000 annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of five persons, with two classes consisting of two directors each and the third class consisting of one director.

  The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR TERM ENDING UPON THE 2000 ANNUAL MEETING OF STOCKHOLDERS

  John A. Hawkins, 36, has served as a Director of the Company since September 1991. Since August 1995, Mr. Hawkins has been a General Partner of Generation Capital Partners, L.P., a private equity firm. From May 1992 to July 1995, he was a general partner of certain venture capital funds associated with Burr, Egan, Deleage & Co., a venture capital company. From November 1987 to May 1992, Mr. Hawkins was an Associate with Burr, Egan, Deleage & Co. He is currently a limited partner of certain venture capital funds associated with Burr, Egan, Deleage & Co. Mr. Hawkins serves as a director of PixTech, Inc., a manufacturer of flat panel displays, and one private company. Mr. Hawkins holds an M.B.A. from the Harvard Graduate School of Business Administration and a B.A. in English Literature from Harvard University.

  James J. Sobczak, 56, has served as a Director of the Company since April 14, 1997. Since 1991, Mr. Sobczak has been the President of Telecommunications Education and Research Network, Inc. ("TERN"), a non-profit company that manages a broadband network providing research and education support to over 35 universities. Additionally, since 1993 Mr. Sobczak has taught graduate courses in telecommunications at the University of Pittsburgh and from 1993 to 1995 was a lecturer in the Carnegie Mellon University executive education program. Between 1978 and 1990 he served in various management and marketing positions at Bank of America, Ford Motor Co., Contal ASC and Westinghouse Communications. Mr. Sobczak serves on the Board of Directors of one private company. Mr. Sobczak holds an M.B.A. and a B.S. in Electrical Engineering from the University of Detroit.

CONTINUING DIRECTOR FOR TERM ENDING UPON THE 1998 ANNUAL MEETING OF
STOCKHOLDERS

  M. Bernard Puckett, 52, has served as a Director of the Company since May 1994. From June 1995 to January 1996, he was President and Chief Executive Officer of Mobile Telecommunication Technologies Corp. ("Mtel"), a telecommunications corporation. From January 1994 to May 1995, Mr. Puckett was President and Chief Operating Officer of Mtel. From June 1993 to December 1993, Mr. Puckett was Senior Vice President, Corporate Strategy and Development for IBM. Between September 1967 and June 1993, Mr. Puckett served in various management and marketing positions at IBM. Mr. Puckett served as a director of Mtel from January 1994 to January 1996 and currently serves as a director of Cognizant Corp. and R.R. Donnelley & Sons. Mr. Puckett holds a B.S. in Mathematics from the University of Mississippi.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 1999 ANNUAL MEETING OF
STOCKHOLDERS

  George P. Roberts, 64, is a founder of the Company and has served as Chief Executive Officer and a Director since October 1991. From October 1991 to December 1996, Mr. Roberts served as President of the Company. Since September 1993, he has also served as Chairman of the Board of Directors. From May 1989 to August 1991, Mr. Roberts was the Chief Operating Officer for Digital Microwave Corporation, a wireless communications company. From October 1984 to May 1989, Mr. Roberts was President of American Satellite Company, a wholly-owned subsidiary of Contel, an independent telecommunications company. Mr. Roberts serves as a director of one private company. Mr. Roberts holds a B.S. in Electrical Engineering from the University of Arizona and has completed graduate business studies at the University of Arizona and the University of California--Los Angeles.

  Gill Cogan, 45, has served as a Director of the Company since November 1993. Since January 1994, Mr. Cogan has been a Principal of Weiss, Peck & Greer, L.L.C., an investment company, and since 1990, he has been a general partner of Weiss, Peck & Greer Venture Partners, L.P., a private venture capital investment firm. From August 1986 to November 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group specializing in technology-related investments. From 1983 to 1985, Mr. Cogan was Chairman and Chief Executive Officer of Formtek, an imaging and data management computer company. Mr. Cogan serves as a director of Electronics for Imaging, Inc.; Integrated Packaging Assembly Corporation; Number Nine Visual Technology Corporation; Visigenic Software, Inc.; and several private companies. Mr. Cogan holds a B.S. in Physics and an M.B.A. from the Graduate School of Management at the University of California--Los Angeles.

BOARD COMMITTEES AND MEETINGS

  The Board of Directors held six meetings and acted by unanimous written consent once during the fiscal year ended December 31, 1996 (the "1996 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which such director served during the 1996 Fiscal Year.

  The Audit Committee currently consists of two directors, Mr. Cogan and Mr. Puckett, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held three meetings during the 1996 Fiscal Year.

  The Compensation Committee currently consists of two directors, Mr. Hawkins and Mr. Cogan, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's Employee Stock Purchase Plan and the Company's 1995 Stock Option/Stock Issuance Plan and to make option grants thereunder. The Compensation Committee held two meetings and acted by unanimous written consent twenty-nine times during the 1996 Fiscal Year. From January 1996 until May of 1996, when he did not stand for re-election at the 1996 annual stockholders' meeting, Mr. Michael C. Brooks served as a director and as a member of the Compensation Committee. Mr. Brooks attended the first Compensation Committee meeting and was a party to the first eight actions by unanimous written consent in Fiscal 1996. Mr. Cogan, a director, has served on the Compensation Committed since May 1996.

DIRECTOR COMPENSATION

  Board members who are employees of the Company do not receive cash compensation for their services as directors.

  Under the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), each individual who was serving as a non-employee Board member on the February 1, 1996 effective date of such program was automatically granted at that time an option to purchase 20,000 shares of Common Stock, provided such person had not previously been in the Company's employ. Each individual who first joins the Board as a non-employee director any time after February 1, 1996 will also receive, at the time of such initial election or appointment, an automatic option grant, to purchase 20,000 shares of Common Stock, provided such person has not previously been in the Company's employ. In addition, on the date of each annual stockholders meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will be granted an option to purchase 2,000 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should optionee cease to serve as a Board of Directors member.

  The current non-employee Board members, Messrs. Cogan, Hawkins and Puckett, each received an automatic option grant on February 1, 1996 for 20,000 shares of the Company's Common Stock. The exercise price per share in effect under each such option is $14.00, the fair market value per share of Common Stock on the grant date. Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option grant will vest in a series of eight (8) successive equal quarterly installments upon the optionee's completion of each successive three (3)-month period of Board service over the twenty-four (24)- month period measured from the grant date. Please see the description of the Automatic Grant Program under Proposal Three for further information concerning the remaining terms and provisions of these automatic option grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

            PROPOSAL TWO--APPROVAL OF AMENDMENT AND RESTATEMENT OF
                   THE RESTATED CERTIFICATE OF INCORPORATION

  The present capital structure of the Company authorizes 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock each having a par value of $.0001 per share. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has unanimously approved the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Common Stock from 30,000,000 shares to 95,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment and restatement to the Company's stockholders for adoption. The undesignated preferred stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. On February 28, 1997, 19,428,418 shares of Common Stock were outstanding and no shares of preferred stock were outstanding.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

  Authorizing an additional 65,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or distributions, issuance of options pursuant to the Company's 1995 Stock Option/Stock Issuance Plan and issuances of Common Stock pursuant to the Company's Employee Stock Purchase Plan without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

  The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

  The proposed amendment and restatement of the Company's Certificate of Incorporation was approved by unanimous written consent of the directors of the Company in April 1997.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendment and restatement of the Company's Certificate of Incorporation authorizing 65,000,000 additional shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the amendment and restatement of the Company's Certificate of Incorporation authorizing 65,000,000 additional shares of Common Stock.

                    PROPOSAL THREE--APPROVAL OF AMENDMENTS
                 TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

  The Company's stockholders are being asked to approve a series of amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") that will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1995 Plan by an additional 1,500,000 shares to 4,267,944 shares, (ii) implement an automatic share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan will automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six-tenths percent (1.6%) of the total number of shares outstanding on the last trading day of the immediately preceding calendar year, (iii) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant and Stock Issuance Programs in effect under the 1995 Plan, (iv) allow unvested shares issued under the 1995 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share to be reissued under the 1995 Plan, (v) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (vi) effect a series of additional changes to the provisions of the 1995 Plan (including the stockholder approval requirements, the transferability of non-statutory options and the elimination of the six (6)- month holding requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission (the "SEC") which exempts certain officer and director transactions under the 1995 Plan from the short-swing liability provisions of the federal securities laws.

  The 1995 Plan was adopted by the Board of Directors in January 1995 as the successor to the Company's 1992 Stock Option Plan (the "1992 Plan") and was approved by the stockholders in February 1995. The 1995 Plan became effective on March 2, 1995 in connection with the initial public offering of the Company's Common Stock, and at that time all outstanding options under the 1992 Plan were incorporated into the 1995 Plan and the 1992 Plan was accordingly terminated as to all future option grants. In February 1996, the Board amended the 1995 Plan to increase the shares of Common Stock available for issuance under the 1995 Plan and to enhance the benefit and eligibility provisions of the Automatic Option Grant Program under the 1995 Plan. The stockholders approved those amendments at the 1996 Annual Meeting. The amendments to the 1995 Plan for which stockholder approval is sought under this Proposal No. Three were adopted by the Board in April 1997, subject to stockholder approval at the Annual Meeting.

  The proposed share increase and automatic annual share increase feature will assure that a sufficient reserve of Common Stock is available under the 1995 Plan to attract and retain the services of key individuals, including through acquisitions, essential to the Company's long-term growth and success. The remaining amendments will provide the Company with more opportunities to make equity incentives available to the non-employee Board members as an inducement for their continued service and to facilitate plan administration by eliminating a number of limitations and restrictions previously incorporated into the 1995 Plan in order to comply with the applicable requirements of SEC Rule 16b-3 prior to its recent amendment.

  The following is a summary of the principal features of the 1995 Plan, including the amendments which will become effective upon stockholder approval of this Proposal No. Three, together with the applicable tax and accounting implications for the Company and the participants. However, the summary does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal executive offices in Campbell, California.

EQUITY INCENTIVE PROGRAMS

  The 1995 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of each of these programs are described below. The Compensation Committee of the Board administers the provisions of the 1995 Plan (other than the Automatic Option Grant Program) with respect to all officers and directors of the

Company subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, the 1995 Plan may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the entire Board itself. Each entity, whether the Compensation Committee, the Secondary Committee or the Board, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 1995 Plan, and each Plan Administrator will have complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

  4,267,944 shares of Common Stock have been reserved for issuance over the ten (10)-year term of the 1995 Plan, including the 1,500,000-share increase subject to stockholder approval as part of this Proposal No. Three. Should the stockholders approve this Proposal, then the number of shares available for issuance under the 1995 Plan will automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six-tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year.

  Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent option grants. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share pursuant to the Company's repurchase rights under the Plan will be added back to the number of shares of Common Stock reserved for issuance under the Plan and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances made under the Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1995 Plan will not be available for subsequent issuance.

  In no event may any one participant in the 1995 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 800,000 shares in the aggregate under the 1995 Plan.

CHANGES IN CAPITALIZATION

  In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1995 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1995 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the Option Plan.

ELIGIBILITY

  Employees, non-employee Board members, and independent consultants and advisors to the Company and its subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

  As of February 28, 1997, five (5) executive officers, three (3) non-employee Board members and approximately 254 other employees were eligible to participate in the 1995 Plan, and the three (3) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

  The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On February 28, 1997, the closing selling price of the Company's Common Stock was $32.125 per share.

                      DISCRETIONARY OPTION GRANT PROGRAM

GRANTS

  The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such grants or issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1995 Plan will be paid by the Company.

PRICE AND EXERCISABILITY

  The exercise price per share for options granted under the Discretionary Option Grant Program may not be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No option granted will have a term in excess of ten (10) years, and each option will generally become exercisable in one or more installments over the optionee's period of service with the Company. The shares of Common Stock acquired upon the exercise of one or more options may, however, be unvested and subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator may at any time cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

  The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

  No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

TERMINATION OF SERVICE

  Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

STOCK APPRECIATION RIGHTS

  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    Limited stock appreciation rights may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

CANCELLATION/REGRANT PROGRAM

  The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                            STOCK ISSUANCE PROGRAM

  Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

  The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1995 Plan.

                        AUTOMATIC OPTION GRANT PROGRAM

TERMS

  Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

  1. Each individual serving as a non-employee Board member on February 1, 1996 was automatically granted on that date a non-statutory option to purchase 20,000 shares of Common Stock. Each of those options became exercisable for all the option shares upon stockholder approval of those grants at the 1996 Annual Meeting. Each individual who first becomes a non-employee Board member after February 1, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 20,000 shares of Common Stock, provided such individual has not previously been in the Company's employ.

  2. On the date of each Annual Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will automatically be granted a non-statutory option to purchase 2,000 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six (6) months. There will be no limit on the number of such 2,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employee will be eligible to receive one or more of those annual grants.

  3. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date. The option will have a maximum term of ten (10) years, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each option will be immediately exercisable for all of the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares of Common Stock subject to each option grant, whether the initial 20,000-share grant or the annual 2,000-share grant, will vest in a series of eight (8) successive equal quarterly installments upon the optionee's completion of each successive three (3)-month period of Board service over the twenty (24)-month period measured from the grant date.

  4. Each automatic option will remain exercisable for a twelve (12)-month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

  5. The shares subject to each automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

  6. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over
(b) the exercise price payable for such share. Stockholder approval of this Proposal No. Three will constitute pre-approval of each option subsequently granted with such a surrender right and the subsequent surrender of that option in accordance with foregoing provisions. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option surrender and cash distribution.

  The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

                              GENERAL PROVISIONS

ACCELERATION

  In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options which are assumed in connection with such acquisition will immediately become exercisable for all the option shares, and any unvested shares which do not vest at the time of such acquisition will immediately vest in full, in the event the optionee's service with the Company or any successor entity is subsequently terminated within eighteen (18) months after the acquisition. However, the Plan Administrator has the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation. The Plan Administrator also has the discretionary authority to provide for the full and immediate vesting of all outstanding stock options and unvested shares under the Discretionary Option Grant and Stock Issuance Programs in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more proxy contests for the election of Board members), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

  The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

  The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant or Stock Issuance Program. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

  The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS

  The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1995 Plan between the March 2, 1995 effective date of the 1995 Plan and February 28, 1997, together with the weighted average exercise price payable per share. No direct stock issuances have been made to date under the 1995 Plan.

                              OPTION TRANSACTIONS

                                                             WEIGHTED AVERAGE
                                          OPTIONS GRANTED     EXERCISE PRICE
        NAME                             (NUMBER OF SHARES)  OF GRANTED OPTIONS
        ----                             ------------------ -------------------
George P. Roberts(1)...................        285,000            $17.68
  Chairman of the Board
  and Chief Executive Officer
Pier Antoniucci(1).....................        170,000            $17.06
  President and Chief
  Chief Operating Officer
Kenneth E. Bean, II(2).................         35,000            $15.14
  Vice President, Operations
Michael Sophie(3) .....................        136,000            $17.10
  Chief Financial Officer and
  Vice President, Finance and
   Administration
John R. Wood(4)........................         25,000            $11.38
  Senior Vice President, Engineering
All current executive officers as a
 group (5 persons).....................        651,000            $17.02
All current non-employee directors as a
 group (3 persons).....................         60,000            $14.00
                                             ---------            ------
All employees, including current
 officers who are
 not executive officers, as a group
 (350 persons).........................      1,046,380            $19.77
                                             =========            ======

--------
(1) Mr. Antoniucci was promoted from Executive Vice President to Chief Operating Officer on July 18, 1996 and to President on December 13, 1996 to be effective on January 1, 1997. Mr. Roberts resigned from the position of President on that date to also be effective on January 1, 1997.
(2) Mr. Bean was promoted from Vice President of Manufacturing to Vice President of Operations in January 1997.
(3) Mr. Sophie was elected as Chief Financial Officer by resolution of the Board of Directors on April 14, 1996.
(4) Mr. Wood was promoted from Vice President of Engineering to Senior Vice President of Engineering in January 1997.

  As of February 28, 1997, options covering 1,836,530 shares of Common Stock were outstanding under the 1995 Plan, 1,253,246 shares remained available for future option grant or direct issuance (assuming stockholder approval of the increase which forms part of this Proposal), and 1,178,168 shares have been issued pursuant to the exercise of outstanding options under the 1995 Plan.

AMENDMENT AND TERMINATION

  The Board may amend or modify the 1995 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on January 10, 2005.

FEDERAL INCOME TAX CONSEQUENCES

  Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

  Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

  An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

  The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1995 Plan will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

  Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

  Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendments to the 1995 Plan. Should such stockholder approval not be obtained, then the 1,500,000-share increase to the share reserve will not be implemented, and any stock options granted on the basis of the 1,500,000-share increase to the 1995 Plan will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted on the basis of such share increase. The automatic annual share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan will automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six-tenths percent (1.6%) of the total number of shares outstanding on the last trading day of the immediately preceding calendar year will also not be implemented should such stockholder approval not be obtained. In addition, the non-employee Board members will not become eligible to participate in the Discretionary Option Grant or Stock Issuance Program, and any unvested shares repurchased by the Company at the option exercise price or direct issue paid per share will not be added back to the share reserve for reissuance. The 1995 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1995 Plan in effect prior to the amendments summarized in this Proposal No. Three, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants and direct stock issuances made under the 1995 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE 1995 PLAN.

NEW PLAN BENEFITS

  As of February 28, 1997, no options have been granted, and no direct stock issuances have been made, on the basis of the 1,500,000-share increase which forms part of this Proposal No. Three. At the 1997 Annual Meeting, each individual who will continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program to purchase 2,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date.

   PROPOSAL FOUR--APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN


  The Company's stockholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 150,000 shares to 450,000 shares.

  The purpose of the share increase is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

  The Purchase Plan was adopted by the Board of Directors in January 1995 and approved by the Company's stockholders in February 1995. The Purchase Plan became effective on March 2, 1995 in connection with the initial public offering of the Company's Common Stock. In February 1996, the Board amended the Purchase Plan to increase the shares of Common Stock available for issuance under the Purchase Plan and the stockholders approved that amendment at the 1996 Annual Meeting. In April 1997, the Board of Directors adopted the amendment to the Purchase Plan which is the subject of this Proposal No. Four.

  The following is a summary of the principal features of the Purchase Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Company's Chief Financial Officer at the Company's executive offices in Campbell, California.

ADMINISTRATION

  The Purchase Plan is currently administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

  450,000 shares of Common Stock have been reserved for issuance over the ten
(10)-year term of the Purchase Plan, including the 150,000-share increase for which stockholder approval is sought under this Proposal No. Four. The shares may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

  In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one semi-annual purchase date and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

OFFERING PERIODS AND PURCHASE RIGHTS

  Shares of Common Stock will be offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The first offering period began on March 2, 1995, in connection with the initial public offering of the Common Stock, and ended on the last business day in January 1997. The next offering period started on the first business day in February 1997 and will end on the last business day of January 1999. Subsequent offering periods will begin as designated by the Plan Administrator.

  At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of Common Stock at semi-annual intervals over the remainder of that offering period. The purchase dates will occur on the last business day in January and July each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock.

ELIGIBILITY AND PARTICIPATION

  Any individual who is employed on a basis under which he or she is expected to work for more than 20 hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

  An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day in February or August each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period on which he or she is an eligible employee.

  As of February 28, 1997, 179,520 shares of Common Stock had been issued under the Purchase Plan, and 270,480 shares were available for future issuance, assuming approval of this Proposal No. Four. As of February 28, 1997, the Company estimates that approximately 249 employees, including five executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PRICE

  The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or
(ii) the fair market value on the semi-annual purchase date. However, the clause (i) amount for any participant whose entry date is other than the start date of the offering period will not be less than the fair market value per share of Common Stock on that start date.

  The fair market value of the Common Stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On February 28, 1997, the fair market value per share of Common Stock determined on such basis was $32.125 per share.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

  Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 15%) of his or her base salary each offering period to be applied to the acquisition of Common Stock on each semi-annual purchase date. The payroll deductions of each participant will automatically be applied on each semi-annual purchase date (the last business day in January and July of each year) to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

SPECIAL LIMITATIONS

  The Purchase Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

  . Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  . Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

  . No participant may purchase more than 2,000 shares of Common Stock on any semi-annual purchase date.

TERMINATION OF PURCHASE RIGHTS

  The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded immediately or applied to the purchase of Common Stock on the next semi-annual purchase date.

  The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

STOCKHOLDER RIGHTS

  No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

  No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

CHANGE IN CONTROL

  In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such acquisition, but in no event will the clause (i) fair market value be less than the fair market value per share of Common Stock on the start date of the offering period in which such acquisition occurs.

SHARE PRO-RATION

  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock allocated to such individual, will be refunded.

AMENDMENT AND TERMINATION

  The Purchase Plan will terminate upon the earliest of (i) the last business day in January 2005, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

  The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one semi-annual purchase date, except in connection with certain changes in the Company's capital structure,
(ii) alter the purchase price formula so as to reduce the purchase price or
(iii) modify the requirements for eligibility to participate in the Purchase
Plan.

FEDERAL TAX CONSEQUENCES

  The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

  If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

  If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

  If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

ACCOUNTING TREATMENT

  The issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

  The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between the March 2, 1995 effective date of the Purchase Plan and the January 31, 1997 purchase date, together with the weighted average purchase price paid per share.

                          PURCHASE PLAN TRANSACTIONS

                                                       NUMBER OF    WEIGHTED
                                                       PURCHASED    AVERAGE
                        NAME                            SHARES   PURCHASE PRICE
                        ----                           --------- --------------
George P. Roberts(1).................................     7,782      $6.38
  Chairman of the Board and Chief Executive Officer
Pier Antoniucci(1)...................................     7,043      $6.38
  President and Chief Operating Officer
Kenneth E. Bean(2)...................................       585      $6.38
  Vice President, Manufacturing
Michael Sophie(3)....................................     4,664      $6.38
  Chief Financial Officer and Vice President, Finance
   and Administration
John R. Wood(4)......................................       394      $6.38
  Senior Vice President, Engineering
All current executive officers as a group (5
 persons)............................................    20,468      $6.38
All current non-employee directors as a group (3
 persons)............................................         0      $0.00
All employees, including current officers who are not
 executive officers,
 as a group (147 persons)............................   159,052      $7.99

--------
(1) Mr. Antoniucci was promoted from Executive Vice President to Chief Operating Officer on July 18, 1996 and to President on December 13, 1996 to be effective on January 1, 1997. Mr. Roberts resigned from the position of President on that date to also be effective on January 1, 1997.
(2) Mr. Bean was promoted from Vice President of Manufacturing to Vice President of Operations in January 1997.
(3) Mr. Sophie was elected as Chief Financial Officer by resolution of the Board of Directors on April 14, 1996.
(4) Mr. Wood was promoted from Vice President of Engineering to Senior Vice President of Engineering in January 1997.

NEW PLAN BENEFITS

  No purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan on the basis of the 150,000-share increase for which stockholder approval is sought under this Proposal No. Four.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the 150,000-share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 150,000-share increase will not be implemented, and any purchase rights granted on the basis of the 150,000-share increase to the Purchase Plan will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Purchase Plan will terminate once the existing share reserve has been issued.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees including through acquisitions. FOR THIS REASON, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PURCHASE PLAN.

              PROPOSAL FIVE--RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Price Waterhouse LLP, independent public auditors for the Company during the 1996 Fiscal Year, to serve in the same capacity for the year ending December 31, 1997, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Price Waterhouse LLP.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

  A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                 OTHER MATTERS

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1997, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                             SHARES       PERCENTAGE OF SHARES
        BENEFICIAL OWNER               BENEFICIALLY OWNED BENEFICIALLY OWNED(1)
        ----------------               ------------------ --------------------
Entities deemed to be affiliated with
 American Century Companies, Inc.(2)..     1,450,000              7.46%
 9500 Main Street
 Kansas City, MO 64111
Nicholas Applegate Capital
 Management(3)........................     1,317,207              6.78%
 600 West Broadway, 29th Floor
 San Diego, CA 92101
George P. Roberts(4)..................       407,303              2.08%
Pier Antoniucci(5)....................       111,575               *
Kenneth E. Bean, II(6)................        28,577               *
Michael J. Sophie(7)..................        55,655               *
John R. Wood(8).......................        90,960               *
Gill Cogan(9).........................        56,798               *
John A. Hawkins(10)...................        18,000               *
M. Bernard Puckett(11)................        46,666               *
All current directors and executive
 officers
 as a group (8 persons)(12)...........       815,534              4.09%

--------
  * Less than one percent of the outstanding Common Stock
 (1) Percentage of ownership is based on 19,428,418 shares of Common Stock outstanding on February 28, 1997. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after February 28, 1997 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.
 (2) Pursuant to a Schedule 13G dated February 5, 1997 filed with the Securities and Exchange Commission, American Century Companies, Inc., on its behalf and on behalf of American Century Investment Management, Inc., American Century Mutual Funds, Inc. and James E. Stowers, Jr. has reported that as of December 31, 1996 it had sole voting power over all 1,450,000 shares and sole dispositive power over all 1,450,000 shares.
 (3) Pursuant to a Schedule 13G dated February 4, 1997, filed with the Securities and Exchange Commission, Nicholas Applegate Capital Management reported that as of December 31, 1996 it had sole voting power over all 1,317,207 shares and sole dispositive power over all 1,317,207 shares.
 (4) Includes 158,851 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
 (5) Includes 107,751 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
 (6) Includes 28,036 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
 (7) Includes 53,019 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.

 (8) Includes 78,332 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
 (9) Includes 20,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
(10) Represents 18,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
(11) Represents 36,666 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.
(12) Includes 500,657 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after February 28, 1997.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following table provides certain information summarizing the compensation earned, by (i) the Company's Chief Executive Officer and (ii) each of the Company's other four executive officers whose salary and bonus for the 1996 Fiscal Year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. No other executive officer who would otherwise have been included in such table on the basis of salary and bonus earned for the 1996 Fiscal Year resigned or terminated employment during that fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                           ANNUAL COMPENSATION        AWARDS
                                          ---------------------    ------------
                                                                    NUMBER OF
                                                                    SECURITIES
                                                                    UNDERLYING
    NAME AND PRINCIPAL POSITION      YEAR SALARY($)(1) BONUS($)     OPTIONS(#)
    ---------------------------      ---- ------------ --------    ------------
George P. Roberts(2)................ 1996   250,000    162,500       285,000
  Chairman of the Board              1995   207,923    125,000        20,000
  and Chief Executive Officer        1994   180,000     23,641(2)     56,666
Pier Antoniucci(2).................. 1996   165,769     81,900       150,000
  President and Chief                1995   176,282     54,250        20,000
  Operating Officer                  1994   125,000     26,598        26,666
Kenneth E. Bean, II(3).............. 1996    93,000     30,225             0
  Vice President, Operations         1995    87,455     23,250        35,000
                                     1994    59,870        --          3,332
Michael Sophie(4)................... 1996   117,308     48,750       110,000
  Chief Financial Officer,           1995    89,615     25,000        26,000
  Vice President, Finance and        1994    88,077        --         16,664
   Administration
John Wood(5)........................ 1996   138,000     44,850        5,000
  Senior Vice President, Engineering 1995   120,177     32,000        20,000
                                     1994   110,000        --         6,666

--------
(1) Includes the amounts deferred under the Company's 401(k) Plan.

(2) Mr. Antoniucci was promoted from Executive Vice President to Chief Operating Officer on July 18, 1996 and to President on December 13, 1996 to be effective on January 1, 1997. Mr. Roberts resigned from the position of President on that date to also be effective on January 1, 1997. Mr. Roberts' bonus for 1994 equals the sum of the aggregate exercise price paid by Mr. Roberts for shares purchased upon the exercise of an outstanding option in 1994 plus the tax liability incurred as a result of such bonus.

(3) Mr. Bean was promoted from Vice President of Manufacturing to Vice President of Operations in January 1997.

(4) Mr. Sophie was elected as Chief Financial Officer by resolution of the Board of Directors on April 14, 1996.

(5) Mr. Wood was promoted from Vice President of Engineering to Senior Vice President of Engineering in January 1997.

OPTION GRANTS IN 1996 FISCAL YEAR

  The following table contains information concerning the stock option grants made to each of the executive officers named in the Summary Compensation Table for the 1996 Fiscal Year. No stock appreciation rights were granted to these individuals during such fiscal year.

                             INDIVIDUAL GRANT
--------------------------------------------------------------------------
                                                                                POTENTIAL
                                                                           REALIZABLE VALUE AT
                                         % OF TOTAL                          ASSUMED ANNUAL
                            NUMBER OF     OPTIONS                            RATES OF STOCK
                           SECURITIES    GRANTED TO                        PRICE APPRECIATION
                           UNDERLYING    EMPLOYEES  EXERCISE OR            FOR OPTION TERM(1)
                         OPTIONS GRANTED IN FISCAL  BASE PRICE  EXPIRATION -------------------
          NAME                 (#)          YEAR      ($/SH)       DATE      5%($)    10%($)
------------------------ --------------- ---------- ----------- ---------- --------- ---------
George P. Roberts.......      20,000(2)     2.02%     14.00      01/31/06    176,091   446,248
                              50,000(3)     5.04%     14.00      01/31/06    440,226 1,115,620
                              65,000(4)     6.55%     18.875     07/23/06    771,575 1,955,323
                             150,000(5)    15.12%     18.875     07/23/06  1,780,558 4,512,283
Pier Antoniucci.........      25,000(3)     2.52%     14.00      01/31/06    220,113   557,810
                              25,000(4)     2.52%     18.875     07/23/06    296,760   752,047
                             100,000(5)    10.08%     18.875     07/23/06  1,187,039 3,008,189
Kenneth E. Bean, II.....           0        0.00%        N/A          N/A        N/A       N/A
Michael Sophie..........      40,000(3)     4.03%     14.00      01/31/06    352,181   892,496
                              70,000(5)     7.05%     18.875     07/23/06    830,927 2,105,732
John R. Wood............       5,000(3)     0.50%     18.875     07/23/06     59,352   150,409

--------
(1) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(2) The option is immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should Mr. Roberts cease service with the Company prior to vesting in those shares. The option shares will vest in a series of eight (8) successive equal quarterly installments upon his completion of each successive 3-month period of service measured from February 1, 1996. The shares subject to the option will immediately vest in full should (i) the Company be acquired by merger or asset sale in which the option is not assumed or replaced by the acquiring entity or should (ii) Mr. Roberts' employment be involuntarily terminated within 18 months after a hostile change in control of the Company.
(3) Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the individual cease service with the Company prior to vesting in those shares. Twenty-five percent (25%) of the option shares will vest upon the optionee's continuation in service through January 31, 1997, and the balance of the shares will vest in thirty-six (36) successive equal monthly installments upon the optionee's completion of each of the next 36 months of service thereafter. The shares subject to the option will immediately vest in full should (i) the Company be acquired by merger or asset sale in which the option is not assumed or replaced by the acquiring entity or should (ii) the optionee's employment be involuntarily terminated within 18 months after a hostile change in control of the Company.

(4) The option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company at the option exercise price paid per share, should the individual cease service with the Company prior to vesting in those shares. The option shall vest in a series of sixteen (16) equal successive quarterly installments over a four-year period measured from July 24, 1996. The shares subject to the option will immediately vest in full should (i) the Company be acquired by merger or asset sale in which the Company's repurchase rights with respect to those shares are not assigned to the acquiring entity or (ii) the optionee's employment be involuntarily terminated within 18 months after a hostile change in control of the Company.
(5) Each option will become exercisable for fully vested shares in a series of successive installments over the optionee's period of service with the Company as follows: the option will become exercisable for twenty-five percent (25%) of the option shares on December 30, 1997, and the option will become exercisable for the balance in thirty-six (36) successive equal monthly installments upon optionee's completion of each of the next thirty-six (36) months of service thereafter. The option will become immediately exercisable for all the option shares as fully-vested shares should (i) the Company be acquired by merger or asset sale in which the option is not assumed or replaced by the acquiring entity or (ii) the optionee's employment be involuntarily terminated within 18 months after a hostile change in control of the Company.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The table below sets forth certain information with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table concerning the exercise of options during the 1996 Fiscal Year and unexercised options held by such individuals as of the end of such fiscal year. No SARs were exercised during the 1996 Fiscal Year, nor were any SARs outstanding at the end of such fiscal year.

                                                   NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                     AGGREGATE    UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                           SHARES      VALUE       OPTIONS AT FY-END(#)           FY-END($)(1)
                         ACQUIRED ON REALIZED  ---------------------------- -------------------------
      NAME               EXERCISE(#)  ($)(2)   EXERCISABLE(3) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ----------- --------- -------------- ------------- ----------- -------------
George P. Roberts.......      --           --     211,666        200,000     3,927,981    1,612,500
Pier Antoniucci.........   75,000    1,805,625    143,062        100,000     3,197,501    1,075,000
Kenneth E. Bean, II.....   12,426      252,427     32,536            --        482,358          --
Michael Sophie..........   18,997      321,233     64,643         70,000     1,029,375      752,500
John R. Wood............      --           --      78,332              0     2,022,011            0

--------
(1) Based on the fair market value of the option shares at the 1996 Fiscal Year-end ($29.625 per share based on the closing selling price on the Nasdaq National Market) less the exercise price.
(2) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.
(3) Options are immediately exercisable for all the option shares, but any shares purchased under the options will be subject to repurchase by the Company, at the original exercise price per share, upon the optionee's cessation of service prior to vesting in such shares. As of December 31, 1996, the following number of shares were subject to the Company's repurchase right: Mr. Roberts--146,701; Mr. Antoniucci--97,742; Mr. Bean-- 25,381; Mr. Sophie--63,558; Mr. Wood--34,999.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

  The Compensation Committee of the Board of Directors, as Plan Administrator of the 1995 Stock Option/Stock Issuance Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

  The Company entered into a severance agreement, dated as of April 2, 1992 and amended as of May 20, 1994, with George P. Roberts, Chairman of the Board of Directors and Chief Executive Officer of the Company (the "Severance Agreement"). The Severance Agreement provides that if the Company terminates his employment without cause, the Company will provide Mr. Roberts with a severance package as set forth below.

  Under the Severance Agreement, "cause" is defined to include conviction of a felony or willful misconduct, neglect of duties or any act or omission that materially adversely affects the Company's business that is not cured within forty-five (45) days after receipt of notice of such conduct from the Company. A "termination" of employment will be deemed to occur if Mr. Roberts' employment is terminated, if he is regularly assigned duties and responsibilities incompatible with his position, if his authority is materially diminished, if his shareholdings in the Company are reduced in a manner disproportionate to the reduction in the shareholdings of other Company executives or if his compensation, including benefits but not including stock options, is reduced in a manner that is disproportionate to or that is not part of a Company-wide reduction of executive compensation. Under the Severance Agreement, a voluntary resignation will not constitute a "termination" giving rise to any severance payments.

  Upon a termination that is not for cause, as defined above, the Company must make severance payments to Mr. Roberts, in an amount equal to the monthly rate of base salary in effect for him immediately prior to the termination, for a period of six months following such termination. The Company must also provide Mr. Roberts with the same benefits provided to other employees of the Company for six months following the termination. The Severance Agreement also provides that if Mr. Roberts exercises any vested options to buy shares of capital stock of the Company, then he may pay the exercise price for such options with an interest-free promissory note due and payable to the Company upon any sale of the securities obtained by such exercise. The Severance Agreement terminated on December 31, 1996.

  The Company does not have any existing employment agreements with the Chief Executive Officer or any other executive officer named in the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors currently consists of Mr. Cogan and Mr. Hawkins. Neither of these individuals was an officer or employee of the Company at any time during the 1996 Fiscal Year or at any other time.

  No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers. The Committee also has the exclusive responsibility for the administration of the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to executive officers and other key employees of the Company.

COMPENSATION PHILOSOPHY

  Prior to the Company's March 1995 initial public offering, the Committee's compensation policy for its executive officers was to provide compensation packages comprised of a modest base salary coupled with significant option grants in order to give such officers upside potential, create a mutuality of interests between such officers and the Company's stockholders and foster retention of such officers.

  Since the Company's initial public offering, the Committee's compensation policy and objectives have shifted to providing the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company, the enhancement of corporate and stockholder values, the market levels of compensation in effect at companies with which the Company competes for executive talent and the personal performance of such individuals. The primary factors that the Committee considered in establishing the compensation levels of the executive officers for the 1996 fiscal year are summarized below. The Committee may, however, in its discretion, apply different factors in setting executive compensation for future fiscal years.

  It is the Committee's current objective to have a significant portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent,
(ii) annual performance awards payable in cash and based upon the Company's financial performance and the market performance of the Company's common stock and (iii) long-term equity incentive awards with overlapping vesting schedules which strengthen the mutuality of interests between the executive officers and the Company's stockholders while fostering retention of existing personnel.

  The Committee recognizes that the highly-specialized industry sector in which the Company operates is both extremely competitive and globally-challenging, with the result that there is substantial demand for high-caliber, seasoned executives with a high level of industry-specific knowledge and industry contacts, especially overseas contacts. It is crucial that the Company reward and be assured of retaining the executive personnel essential to the attainment of the Company's performance goals. For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records (the "peer group") in order to provide adequate incentive to the Company's executive officers to continue to provide services to the Company.

  In evaluating and determining the 1996 Fiscal Year compensation packages for executive officers, the Committee took specific note of several factors, including the Company's growth and profits during the 1996 Fiscal Year, the increase in the market value of the Company's Common Stock during 1996, two acquisitions and the Company's successful consummation of its initial public offering in March 1995 and its two secondary public offerings of shares of its Common Stock in August 1995 and May, 1996.

CASH COMPENSATION

  A key objective of the Company's current executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) equaling that which the executive would earn at other peer group companies. During 1996, the Committee reviewed and relied on technology industry compensation surveys in its assessment of appropriate compensation levels.

  The Fiscal Year 1996 base salaries for the named executive officers, which were established in January 1996 and April 1996, are based upon a number of factors, including the Company's sustained growth and increased profit margins, each executive's performance and contribution to overall Company performance and the levels of base salary in effect for comparable positions with the peer group companies. Base salary decisions are made as part of a formal review process. Generally, the base salaries of the Company's executive officers for the 1996 Fiscal Year ranged from the 10th percentile to the 50th percentile of the salaries surveyed for comparable positions at the peer group companies.

  For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Standard and Poors 500 Communications Equipment Manufacturers Index as the industry index. Several of the companies included in that index were also among the companies which the Committee surveyed as part of the peer group for comparative compensation purposes. However, in selecting companies to survey for such compensation purposes, the Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent and whether those companies had a management style and corporate culture and annual revenues similar to the Company's. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Standard and Poors 500 Communications Equipment Manufacturers Index.

  The annual incentive compensation provided to the Company's executive officers is in the form of cash bonuses based on the Committee's assessment of the Company's financial performance for the year and the individual officer's contribution to that performance. For the 1996 Fiscal Year, the Committee took into account the following measures of financial performance: the Company's growth and profits, the successful completion of the initial public offering of the Company's Common Stock in March 1995, the two secondary offerings of the Common Stock completed in August 1995 and May 1996, two successful acquisitions during 1996 and the appreciation in the market value of the Common Stock over the fiscal year. Accordingly, the bonuses to the executive officers reflected in the Summary Compensation Table for the 1996 Fiscal Year were based upon the Committee's evaluation of each officer's contribution to the Company's achievement of those 1996 financial results.

STOCK OPTIONS

  Equity incentives are provided primarily through stock option grants under the 1995 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

  The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee will also take into account the executive officer's existing holdings of the Company's Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

  The Committee initially set George P. Roberts' base salary for the 1995 Fiscal Year in mid-1994 at $190,000 per year. The increase in base salary from his then current base salary of approximately $150,000 per year was made contingent upon the Company's successful consummation of its initial public offering and was made retroactive to April 1994. In the fall of 1995, after the Company's successful consummation of its initial public offering and its first secondary public offering, the Committee re-evaluated Mr. Roberts' base salary in light of its review of industry surveys and the report of an independent consultant retained by the Committee and increased Mr. Roberts' base salary to $250,000 per year. This base salary for Fiscal 1996 slightly exceeds the median base salary levels in effect for the chief executive officers at the peer group companies surveyed by the Committee. For fiscal 1997, in view of the Company's second secondary offering and two acquisitions, the Committee again re-evaluated Mr. Roberts' base salary in light of industry surveys and increased Mr. Roberts' base salary to $300,000 per year.

  In determining Mr. Roberts' performance bonus for the 1996 Fiscal Year, the Committee took note of the Company's growth and profits during the 1996 Fiscal Year, the increase in value of the Company's Common

Stock and the Company's successful consummation of its initial public offering in March 1995, the Company's secondary public offerings of shares of Common Stock in August 1995 and May 1996 and the two successful acquisitions. Because Mr. Roberts, as Chairman of the Board, President and Chief Executive Officer, significantly contributed to this success, the Committee awarded him a cash performance bonus of $162,000 for the 1996 Fiscal Year.

  The Committee also granted Mr. Roberts options to purchase an aggregate of 285,000 shares of Common Stock during the 1996 Fiscal Year. Seventy thousand (70,000) of these options are immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should Mr. Roberts cease service with the Company prior to vesting in those shares. The options for the remaining 215,000 shares are not immediately exercisable and will become exercisable for those shares as fully vested shares in a series of installments over Mr. Roberts' period of employment with the Company. The option shares have overlapping vesting schedules, and the dates upon which such shares will vest in their entirety range from January 31, 1998 to July 23, 2000. The purpose of these option grants was to further align Mr. Roberts' interests with those of the stockholders and to provide an increased incentive for him to continue to provide services to the Company.

  It is the Committee's view that the total compensation package provided Mr. Roberts for the 1996 Fiscal Year is competitive with the typical compensation packages awarded to chief executive officers in the Company's peer group.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1997 will exceed that limit. The Company's 1995 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          Gill Cogan
                                            Member, Compensation Committee

                                          John A. Hawkins
                                            Member, Compensation Committee

STOCK PERFORMANCE GRAPH

  The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Standard and Poors 500 Index and the Standard and Poors Communications Equipment Manufacturers' Index.



                                     LOGO
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG P-COM, INC. S&P 500 INDEX AND
                         S&P COMMUNICATIONS EQUIPMENT

                                                            S&P
Measurement Period                             S&P          COMMUNICATIONS
(Fiscal Year Covered)        P-COM             500 INDEX    EQUIPMENT
---------------------        ---------------   ---------    --------------
Measurement Pt-03/02/1995    $100.000          $100.000     $100.000
FYE Mar-1995                 $128.333          $102.951     $107.521
FYE Jun-1995                 $128.333          $112.779     $127.144
FYE Sep-1995                 $298.333          $121.741     $147.208
FYE Dec-1995                 $266.666          $129.071     $148.652
FYE Mar-1996                 $268.333          $135.999     $155.400
FYE Jun-1996                 $419.997          $142.102     $179.031
FYE Sep-1996                 $329.996          $146.494     $162.690
FYE Dec-1996                 $394.994          $158.705     $174.099

--------
(1) The graph covers the period from March 2, 1995, the commencement date of the Company's initial public offering of shares of its Common Stock to December 31, 1996.

(2) The graph assumes that $100 was invested in the Company on March 2, 1995, in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                             CERTAIN TRANSACTIONS

  In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

  Mr. Roberts' adult son and Mr. Antoniucci's adult daughter each holds a minority interest in a private company that supplies synthesizers to the Company for use in its products. Until March 31, 1997, this supplier subleased real property from the Company at the Company's principal executive offices in Campbell, California. On April 1, 1997 the supplier departed from such real property. The terms of the lease agreement with the supplier were no less favorable to the Company than could be obtained from an unaffiliated third party. To date, the Company has purchased approximately $6.9 million of synthesizers from such supplier, including approximately $4.8 million in 1996. Sales of synthesizers to the Company have accounted for 100% of the sales of such supplier. The terms of the Company's purchase agreement with such supplier are no less favorable to the Company than could be obtained from an unaffiliated third party supplier. The Company also purchases synthesizers from Geritel S.p.A. and Communication Techniques, Inc. at competitive prices approximately equal to those of the supplier. In addition, SPC Electronics Corp. and Celeritek, Inc. are developing competitively priced synthesizers using the Company's design. Each adult is financially independent of his or her parent and resides at a different address from his or her parent.

  All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1996 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

  John R. Wood and Pier Antoniucci each timely filed Form 4's in which the transaction date was not reported correctly, and subsequently filed corrective amendments thereto. In addition, M. Bernard Puckett did not timely file a Form 5.

                                 ANNUAL REPORT

  A copy of the Annual Report of the Company for the 1996 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 29, 1997. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Michael Sophie, Chief Financial Officer and Vice President, Finance and Administration of the Company, at the Company's principal executive offices located at 3175 S. Winchester Boulevard, Campbell, California 95008.

                                          THE BOARD OF DIRECTORS OF P-COM,
                                           INC.

Dated: April 23, 1997

                                  P-COM, INC.
                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                     -------------------------------------

              (As Amended and Restated Effective as of April 1997)


                                  ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------

     I.   PURPOSE OF THE PLAN

          This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of P-COM, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.  The Plan shall be divided into three separate equity programs:

               (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

               (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III.  ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Except to the extent the Primary Committee is granted sole and exclusive authority under one or more specific provisions of the Plan, administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in these programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                 (i)  Employees,

                (ii) non-employee members of the Board or of the board of directors of any Parent or Subsidiary, and

               (iii) consultants or other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals eligible to receive option grants under the Automatic Option Grant Program shall be limited to (i) those individuals who were serving as non-employee Board members on February 1, 1996, (ii) those individuals who first become non-employee Board members after February 1, 1996, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after February 1, 1996. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial 20,000-share option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member.

     V.  STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,267,944/*/ shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, (ii) an additional increase of 320,000 shares of Common Stock previously authorized by the Board and approved by the Corporation's stockholders prior to the Plan Effective Date, (iii) an additional increase of 800,000 shares of Common Stock authorized by the Board on February 1, 1996 and approved by the Corporation's stockholders at the 1996 Annual Meeting, plus (iv) a further increase of 1,500,000 shares of Common Stock, authorized by the Board in April 1997, subject to stockholder approval at the 1997 Annual Meeting.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six-tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.

          C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 800,000 shares of Common Stock in the aggregate over the term of the Plan.

          D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent

-----------------
/*/ All share numbers in this Plan reflect (i) the 1-for-3 reverse split of the Common Stock effected after the Board's adoption of the Plan but prior to the Plan Effective Date and (ii) the 2-for-1 split of the Common Stock effected October 27, 1995.

option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------


     I.  OPTION TERMS

          Each granted option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such
                                         --------
document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   Exercise Price.
               --------------

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option grant, be payable in one or more of the forms specified below:

                 (i)  cash or check made payable to the Corporation,

                (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (A) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.  Exercise and Term of Options.  Each option shall be exercisable at
              ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   Effect of Termination of Service.
               --------------------------------

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                 (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

                (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the

     Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D.   Stockholder Rights.  The holder of an option shall have no
               ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Repurchase Rights.  The Plan Administrator shall have the
               -----------------
discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.   Limited Transferability of Options.  During the lifetime of the
               ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
                            ---

          A.   Eligibility.  Incentive Options may only be granted to Employees.
               -----------

          B.  Exercise Price.  The exercise price per share shall not be less
              --------------
than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C.   Dollar Limitation.  The aggregate Fair Market Value (determined
               -----------------
as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D.   10% Stockholder.  If any Employee to whom an Incentive Option is
               ---------------
granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such

Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction.

          D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan and (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the remaining term of the Plan.

          F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii)
                        -------
the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

          G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the

Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration of the option term.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

     V.  STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (A) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares.

                (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection
     -----
     notice or (B) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                 (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

               (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section
     V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

               (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM
                             ----------------------


     I.  STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A.   Purchase Price.
               --------------

          1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the stock issuance date.

          2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for one or both of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                (i) cash or check made payable to the Corporation, or

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   Vesting Provisions.
               ------------------

          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                 (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                (ii) the number of installments in which the shares are to vest,

               (iii) the interval or intervals (if any) which are to lapse between installments, and

                (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares of Common Stock subject to such rights upon the occurrence of a Corporate Transaction.

          C. Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to (i) provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares subject to such rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant's Service within a specified period following the effective date of such Change in Control.

     III.  SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------


     I.  OPTION TERMS

          A.   Grant Dates.  Pursuant to the provisions of the February 1, 1996
               -----------
restatement of this Article Four, option grants shall be made to Eligible Directors in accordance with the grant date provisions specified below:

          1. Each individual serving as an Eligible Director on February 1, 1996 was automatically granted on such date a Non-Statutory Option to purchase 20,000 shares of Common Stock.

          2. Each individual who first becomes an Eligible Director after February 1, 1996 shall automatically be granted, on the date such individual is first elected or appointed as a non-employee Board member, a Non-Statutory Option to purchase 20,000 shares of Common Stock.

          3. On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue as an Eligible Director shall automatically be granted, whether or not he or she is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 2,000 shares of Common Stock, provided such individual has not received an option grant pursuant to this Automatic Option Grant Program within six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 2,000-share option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.D. of Article One.

          Stockholder approval of this 1997 Restatement at the 1997 Annual Stockholders Meeting will constitute pre-approval of each option subsequently granted pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

          B.   Exercise Price.
               --------------

          1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.   Option Term.  Each option shall have a term of ten (10) years
               -----------
measured from the option grant date.

          D.   Exercise and Vesting of Options.  Each option shall be
               -------------------------------
immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option, whether the initial 20,000-share grant or any annual 2,000-share grant, shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, in a series of eight (8) successive equal quarterly installments upon the Optionee's completion of each three (3) months of continued service as a Board member over the twenty-four (24)-month period measured from the option grant date.

          E.   Effect of Termination of Board Service.  The following provisions
               --------------------------------------
shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                 (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

                (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares at that time.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan shall constitute pre-approval of the grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.C. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.  REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                 MISCELLANEOUS
                                 -------------


     I.  FINANCING

          A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

          B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               (i) Stock Withholding:  The election to have the Corporation
                   -----------------
     withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) Stock Delivery:  The election to deliver to the Corporation,
                    --------------
     at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective on the date on which the Underwriting Agreement was executed and the initial public offering price of the Common Stock was established. The Plan serves as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date have been incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          B. The Plan was amended and restated by the Board, effective February 1, 1996 (the "February 1996 Restatement") to effect the following revisions: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 800,000 shares to 2,767,944 shares and (ii) enhance the benefit and eligibility provisions of the Automatic Option Grant Program in order to (A) effect an automatic option grant for 20,000 shares of Common Stock on February 1, 1996 to each individual serving as a non-employee Board member at that time, (B) increase the number of shares for which an initial option grant is to be made under the Automatic Option Grant Program to each newly-elected non-employee Board member to 20,000 shares, (C) authorize a series of automatic option grants to be made annually to each non-employee Board member, in the amount of 2,000 shares per annual grant, over that individual's period of continued service as a Board member and (D) allow non-employee Board members who joined the Board prior to the implementation of the Plan to qualify for such annual option grants. The February 1996 Restatement became effective immediately upon adoption by the Board and was approved by the Corporation's stockholders at the 1996 Annual Meeting. All option grants made under the Plan prior to the February 1996 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the February 1996 Restatement shall be deemed to modify or in any way affect those outstanding options.

          C. In April 1997, the Board further amended and restated the Plan (the "April 1997 Restatement") to effect the following revisions: (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 1,500,000 shares to 4,267,944 shares, (ii) implement an automatic share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan shall automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, (iii) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant and Stock Issuance Programs, (iv) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise or direct issue price paid per share to be reissued under the Plan, (v) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (vi) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws.

          The April 1997 Restatement is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the 1,500,000-share increase under the April 1997 Restatement shall become exercisable in whole or in part unless and until the April 1997 Restatement is approved by the stockholders. Should such stockholder approval not be obtained, then each option grant made pursuant to the 1,500,000-share increase shall terminate and cease to remain outstanding without ever becoming exercisable for those shares, and no additional option grants shall be made on the basis of that share increase. In addition, the automatic annual share increase feature shall not be implemented. However, the provisions of the Plan as in effect immediately prior to the April 1997 Restatement shall automatically be reinstated, and option grants and direct stock issuances may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants and stock issuances made prior to the April 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the April 1997 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants and direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

          D. The option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such acceleration.

          E.  The Plan shall terminate upon the earliest of (i) January 10,
                                                --------
2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitations of that program. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance

Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII.  NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX
                                    --------


          The following definitions shall be in effect under the Plan:

     A.  AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant
         ------------------------------
program in effect under the Plan.

     B.  BOARD shall mean the Corporation's Board of Directors.
         -----

     C.  CHANGE IN CONTROL shall mean a change in ownership or control of the
         -----------------
Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     D.  CODE shall mean the Internal Revenue Code of 1986, as amended.
         ----

     E.  COMMON STOCK shall mean the Corporation's common stock.
         ------------

     F.  CORPORATE TRANSACTION shall mean either of the following stockholder-
         ---------------------
approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G.  CORPORATION shall mean P-COM, Inc., a Delaware corporation.
         -----------

     H.  DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option
         ----------------------------------
grant program in effect under the Plan.

     I.  ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to
         -----------------
participate in the Automatic Option Grant Program in accordance with the provisions of Section IV.E of Article One.

     J.  EMPLOYEE shall mean an individual who is in the employ of the
         --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     K.  EXERCISE DATE shall mean the date on which the Corporation shall have
         -------------
received written notice of the option exercise.

     L.  FAIR MARKET VALUE per share of Common Stock on any relevant date shall
         -----------------
be determined in accordance with the following provisions:

                (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     M.  HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly,
         -----------------
by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     N.  INCENTIVE OPTION shall mean an option which satisfies the requirements
         ----------------
of Code Section 422.

     O.  INVOLUNTARY TERMINATION shall mean the termination of the Service of
         -----------------------
any individual which occurs by reason of:

                (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     P.  MISCONDUCT shall mean the commission of any act of fraud, embezzlement
         ----------
or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     Q.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
         --------

     R.  NON-STATUTORY OPTION shall mean an option not intended to satisfy the
         --------------------
requirements of Code Section 422.

     S.  OPTIONEE shall mean any person to whom an option is granted under the
         --------
Discretionary Option Grant or Automatic Option Grant Program.

     T.  PARENT shall mean any corporation (other than the Corporation) in an
         ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     U.  PARTICIPANT shall mean any person who is issued shares of Common Stock
         -----------
under the Stock Issuance Program.

     V.  PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability
         --------------------------------------------
of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     W.  PLAN shall mean the Corporation's 1995 Stock Option/Stock Issuance
         ----
Plan, as set forth in this document and as amended from time to time.

     X.  PLAN ADMINISTRATOR shall mean the particular entity, whether the
         ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     Y.  PLAN EFFECTIVE DATE shall mean the date on which the Underwriting
         -------------------
Agreement was executed and the initial public offering price was established.

     Z.  PREDECESSOR PLAN shall mean the Corporation's 1992 Stock Option Plan.
         ----------------

     AA.  PRIMARY COMMITTEE shall mean the committee of two (2) or more non-
          -----------------
employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

     AB.  SECONDARY COMMITTEE shall mean a committee of two (2) or more Board
          -------------------
members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     AC.  SECTION 16 INSIDER shall mean an officer or director of the
          ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     AD.  SECTION 12(G) REGISTRATION DATE shall mean the first date on which the
          -------------------------------
Common Stock is registered under Section 12(g) of the 1934 Act.

     AE.  SERVICE shall mean the provision of services to the Corporation (or
          -------
any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

     AF.  STOCK EXCHANGE shall mean either the American Stock Exchange or the
          --------------
New York Stock Exchange.

     AG.  STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the
          ------------------------
Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     AH.  STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect
          ----------------------
under the Plan.

     AI.  SUBSIDIARY shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AJ.  TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value
          ---------------                -------
per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     AK.  10% STOCKHOLDER shall mean the owner of stock (as determined under
          ---------------
Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     AL.  TAXES shall mean the Federal, state and local income and employment
          -----
tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of such holder's options or the vesting of his or her shares.

     AM.  UNDERWRITING AGREEMENT shall mean the agreement executed between the
          ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                                  P-COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------

              (As Amended and Restated Effective as of April 1997)


     I.   PURPOSE OF THE PLAN

          This Employee Stock Purchase Plan is intended to promote the interests of P-COM, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

          All share numbers in this document reflect (i) the 1-for-3 reverse split of the Common Stock effected after the Board's adoption of the Plan but prior to the Effective Time and (ii) the 2-for-1 forward split of the Common Stock effected October 27, 1995.

     II.  ADMINISTRATION OF THE PLAN

          The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III. STOCK SUBJECT TO PLAN

          A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Four Hundred Fifty Thousand (450,000) shares. Such authorized share reserve is comprised of
(i) the Two Hundred Thousand (200,000) shares initially authorized for issuance under the Plan, (ii) an additional increase of One Hundred Thousand (100,000) shares of Common Stock authorized for issuance by the Board on February 1, 1996 and approved by the Corporation's stockholders at the 1996 Annual Meeting and
(iii) a further increase of One Hundred Fifty Thousand (150,000) shares authorized for issuance by the Board in April 1997, subject to stockholder approval at the 1997 Annual Meeting.

          B. In the event any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Semi-Annual Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV.  OFFERING PERIODS

          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

          B.  Each offering period shall have a maximum duration of twenty-four
(24) months. The duration of each offering period shall be designated by the Plan Administrator prior to its start date. The initial offering period commenced at the Effective Time and shall terminate on the last business day in January 1997. The next offering period shall commence on the first business day in February 1997, and subsequent offering periods shall commence as designated by the Plan Administrator.

     V.   ELIGIBILITY

          A. Each Eligible Employee shall be eligible to participate in the Plan in accordance with the following provisions:

                (i) An individual who is an Eligible Employee on the start date of any offering period shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee.

               (ii) An individual who first becomes an Eligible Employee after the start date of any offering period may enter that offering period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee.

          B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.

     VI.  PAYROLL DEDUCTIONS

          A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                (i) The Participant may, at any time during a Semi-Annual Period of Participation, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one
     (1) such reduction per Semi-Annual Period of Participation.

               (ii) The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form.

          B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

          C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of Section VII below.

          D. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different offering period.

     VII.  PURCHASE RIGHTS

          A.   GRANT OF PURCHASE RIGHT.  A Participant shall be granted a
               -----------------------
separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive semi-annual installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

          B.   EXERCISE OF THE PURCHASE RIGHT.  Each purchase right shall be
               ------------------------------
automatically exercised in successive semi-annual installments on each Semi-Annual Purchase Date in an offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such date. The purchase shall be effected by applying the Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Semi-Annual Purchase Date) at the purchase price in effect for the Participant for that Semi-Annual Purchase Date.

          C.   PURCHASE PRICE.  The purchase price per share at which Common
               --------------
Stock will be purchased on the Participant's behalf on each Semi-Annual Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the
    -----
Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Semi-Annual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period.

          D.   NUMBER OF PURCHASABLE SHARES.  The number of shares purchasable
               ----------------------------
by a Participant on each Semi-Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) by the purchase price in effect for that Semi-Annual Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Semi-Annual Purchase Date shall not exceed Two Thousand (2,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

          E.    EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied
                -------------------------
to the purchase of shares of Common Stock on any Semi-Annual Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Semi-Annual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded.

          F.   TERMINATION OF PURCHASE RIGHT.  The following provisions shall
               -----------------------------
govern the termination of outstanding purchase rights:

                 (i) A Participant may, at any time prior to the next Semi-Annual Purchase Date in an offering period, terminate his or her outstanding purchase right under the offering period by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Semi-Annual Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. To resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the date he or she is first eligible to join the new offering period .

               (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs shall be immediately refunded.

          G.  CORPORATE TRANSACTION.  In the event of a Corporate Transaction
              ---------------------
during the offering period, each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of such Corporate Transaction, by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common
                     -----
Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on such start date.

          The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

          H.  PRORATION OF PURCHASE RIGHTS.  Should the total number of shares
              ----------------------------
of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

          I.  ASSIGNABILITY.  During the Participant's lifetime, the purchase
              -------------
right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

          J.  STOCKHOLDER RIGHTS.  A Participant shall have no stockholder
              ------------------
rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     VIII.  ACCRUAL LIMITATIONS

          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

                (i) The right to acquire Common Stock under each purchase right shall accrue on each Semi-Annual Purchase Date for which the right remains outstanding.

               (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

          D. In the event there is any conflict between the provisions of this article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this article shall be controlling.

     IX.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan was adopted by the Board in January 1995 and approved by the stockholders in February 1995, and the Plan became effective at the Effective Time. The 100,000-share increase to the share reserve available for issuance under the Plan was authorized by the Board on February 1, 1996 and approved by the Corporation's stockholders at the 1996 Annual Meeting. The 150,000-share increase to the share reserve available for issuance under the Plan was authorized by the Board in April 1997, subject to approval by the Corporation's stockholders at the 1997 Annual Meeting. Should such stockholder approval not be obtained, then the 150,000-share increase will not be implemented, and any purchase rights granted on the basis of the 150,000-share increase to the Plan will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Plan will terminate once the existing share reserve has been issued.

          B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in January 2005, (ii) the date on
         --------
which all shares
available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

     X.  AMENDMENT OF THE PLAN

          A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Semi-Annual Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan, or
(iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

          B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

     XI.  GENERAL PROVISIONS

          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

          C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A
                                   ----------

                         CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                                AS OF APRIL 1997
                                ----------------


               P-COM, Inc.

               P-COM United Kingdom, Inc.

               P-COM (Barbados) FSC Limited

               P-COM Finance Corporation

               Geritel Sp.A

               P-COM Field Services, Inc.

               P-COM Merger Subsidiary, Inc.

                                    APPENDIX
                                    --------



          The following definitions shall be in effect under the Plan:

          A.  BASE SALARY shall mean the regular base salary paid to a
              -----------
Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

          B.  BOARD shall mean the Corporation's Board of Directors.
              -----

          C.  CODE shall mean the Internal Revenue Code of 1986, as amended.
              ----

          D.  COMMON STOCK shall mean the Corporation's common stock.
              ------------

          E.  CORPORATE AFFILIATE shall mean any parent or subsidiary
              -------------------
corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

          F.  CORPORATE TRANSACTION shall mean either of the following
              ---------------------
stockholder-approved transactions to which the Corporation is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

          G.  CORPORATION shall mean P-COM, Inc., a Delaware corporation, and
              -----------
any corporate successor to all or substantially all of the assets or voting stock of P-COM, Inc. which shall by appropriate action adopt the Plan.

          H.  EFFECTIVE TIME shall mean the time at which the Underwriting
              --------------
Agreement was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

          I.  ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a
              -----------------
regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under
Section 3401(a) of the Code.

          J.  ENTRY DATE shall mean the date an Eligible Employee first
              ----------
commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time, and subsequent Entry Dates shall correspond with the Semi-Annual Entry Dates permitted under the Plan.

          K.  FAIR MARKET VALUE per share of Common Stock on any relevant date
              -----------------
shall be determined in accordance with the following provisions:

                 (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) For purposes of the initial offering period which began at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock was sold in the initial public offering pursuant to the Underwriting Agreement.

          L.  1933 ACT shall mean the Securities Act of 1933, as amended.
              --------

          M.  1934 ACT shall mean the Securities Exchange Act of 1934, as
              --------
amended.

          N.  PARTICIPANT shall mean any Eligible Employee of a Participating
              -----------
Corporation who is actively participating in the Plan.

          O.  PARTICIPATING CORPORATION shall mean the Corporation and such
              -------------------------
Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

          P.  PLAN shall mean the Corporation's Employee Stock Purchase Plan, as
              ----
set forth in this document.

          Q.  PLAN ADMINISTRATOR shall mean the committee of two (2) or more
              ------------------
Board members appointed by the Board to administer the Plan.

          R.  SEMI-ANNUAL ENTRY DATE shall mean the first business day of
              ----------------------
February and August each calendar year within an offering period in effect under the Plan. However, the earliest Semi-Annual Entry Date for the initial offering period under the Plan shall be the Effective Time.

          S.  SEMI-ANNUAL PERIOD OF PARTICIPATION shall mean each semi-annual
              -----------------------------------
period for which the Participant participates in an offering period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. The first such semi-annual period (which may be less than six (6) months for the initial offering period) extended from the Effective Time through the last business day in July 1995. Subsequent semi-annual periods shall be measured from the first business day of August in each calendar year to the last business day of January in the succeeding calendar year and from the first business day of February in each calendar year to the last business day of July in that calendar year.

          T.  SEMI-ANNUAL PURCHASE DATE shall mean the last business day of each
              -------------------------
Semi-Annual Period of Participation. The initial Semi-Annual Purchase Date was July 31, 1995.

          U.  STOCK EXCHANGE shall mean either the American Stock Exchange or
              --------------
the New York Stock Exchange.

          V.  UNDERWRITING AGREEMENT shall mean the agreement between the
              ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

PROXY                             P-COM, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints George P. Roberts and Michael Sophie and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of P-COM, Inc., held of record by the undersigned on April 1, 1997 at the Annual Meeting of Stockholders of P-COM, Inc. to be held May 19, 1997, or at any adjournment or postponement thereof.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, 4, 5 AND
6. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED IN THE APPROPRIATE LOCATION. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6 IF NO SPECIFICATION IS MADE.
  1. To elect the following two directors to serve for a three-year term ending upon the 2000 Annual Meeting of stockholders or until their successors are elected and qualified.

                         FOR              WITHHOLD AUTHORITY TO VOTE

      John J. Hawkins    [_]                          [_]
      James J. Sobczak   [_]                          [_]

  2. To approve an amendment to the Company's certificate of incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 65,000,000 shares to a total of 95,000,000 shares of Common Stock.

                         [_] FOR     [_] AGAINST     [_] ABSTAIN

  3. To approve a series of amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), including an increase in the number of shares of Common Stock authorized for issuance over the term of the 1995 Plan by an additional 1,500,000 shares and the implementation of an automatic annual share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan will automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six-tenths percent (1.6%) of the total number of shares outstanding on the last trading day of the immediately preceding calendar year.

                         [_] FOR     [_] AGAINST     [_] ABSTAIN

  4. To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 150,000 shares.

                         [_] FOR     [_] AGAINST     [_] ABSTAIN

  5. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

  6. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


                                                 Please sign exactly as
                                                 name(s) is (are) shown on the
                                                 share certificate to which
                                                 the Proxy applies. When
                                                 shares are held by joint
                                                 tenants, both should sign.
                                                 When signing as an attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership
                                                 name by authorized person.

                                                 Dated: _________________, 1997

                                                 ______________________________
                                                 Signature

                                                 ______________________________
                                                 (Additional signature if held
                                                 jointly)

  PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.